THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
WHEREAS, Fernando R. Assing (“Executive”) and Tesco Corporation (“Employer”) entered into the Employment Agreement effective May 11, 2009 which was amended effective December 31, 2010 and July 15, 2011 (collectively, the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement pursuant to this third amendment effective January 1, 2014, and to otherwise leave the Agreement in full force and effect (“Third Amendment”).
NOW, THEREFORE, in consideration of mutual covenants and other consideration herein contained, it is agreed the Agreement shall be amended as follows:

1.	The first sentence of Section 4 shall be amended to provide as follows:
“Executive shall diligently render his services to Employer as Executive Vice President and Chief Operating Officer in a manner customary for such offices or equivalent positions that are in accordance with the Employer’s directive and shall use his best efforts and good faith in fulfilling such responsibilities in accomplishing such directive, and Executive shall report to the Chief Executive Officer of the Employer or such other person(s) as determined by the Employer in its sole discretion.”

2.	The first sentence of Section 5(a) shall be amended to provide as follows:
“Executive shall receive a Base Annual Salary of Four Hundred Fifty Thousand U.S. dollars and no cents ($450,000), payable in bi-weekly pay periods, subject to deduction of statutorily required amounts, including but not limited to, withholding for federal, state and local income taxes, and amounts payable by employees of Employer for employee benefits.
Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Third Amendment on December 11, 2013, but effective as provided herein.

EXECUTIVE                            TESCO CORPORATION

________________________                By___________________________
Fernando R. Assing                         Julio Quintana, President and CEO